Exhibit 99.1

Effective as of July 31, 2016, Healthways, Inc. (the "Company" or "HWAY") completed the sale of its total population health services business (the "TPHS Business") to Sharecare, Inc. ("Sharecare") pursuant to terms of the previously announced Membership Interest Purchase Agreement (the "Purchase Agreement") among the Company, Sharecare, and Healthways SC, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("Healthways SC").  The following unaudited pro forma condensed consolidated financial information are based on our historical consolidated financial statements adjusted to give the effect of the sale of the TPHS Business. Beginning in the second quarter 2016, TPHS business results will be reflected in our consolidated financial statements as discontinued operations.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016 is presented as if the sale of the TPHS Business occurred on March 31, 2016. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2016 and for the years ended December 31, 2015, 2014 and 2013 are presented in each case as if the sale of the TPHS Business occurred on January 1, 2013.

The pro forma condensed consolidated financial statements are based on information currently available including certain assumptions and adjustments that the Company believes are reasonable. They are presented for informational purposes only and do not necessarily represent what our financial position and results of operations would have been had the sale of the TPHS Business occurred on the dates above, or to project our financial performance for any future period. The unaudited pro forma condensed consolidated financial information and the related notes should be read in conjunction with our audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2016.

HEALTHWAYS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2016
	Historical HWAY		Sale of TPHS Business	Pro Forma HWAY Combined
Revenues	$189,217		$(63,205)	$126,012
Cost of Services (exclusive of depreciation & amortization included below)	163,870		(72,493)	91,377
Selling, general and administrative expenses	16,195		(6,784)	9,411
Depreciation and amortization	12,746		(10,874)	1,872
Restructuring and related charges	5,741		(5,702)	39

Operating (loss) income	(9,335)		32,648	23,313
Interest expense	4,382		(277)	4,105

Operating (loss) income before income taxes	(13,717)		32,925	19,208
Income tax expense	180		(180)	-

Net (loss) income	(13,897)		33,105	19,208
Less: net income attributable to non-controlling interest	312		(312)	-
Net (loss) income attributable to Healthways, Inc.	$(14,209)		$33,417	$19,208

Earnings per share from continuing operations:
Basic (loss) earnings per share	$(0.39)			$0.53
Diluted (loss) earnings per share	$(0.39	)(1)		$0.52

Weighted-average number of common shares outstanding:
Basic	36,109			36,109
Diluted	36,109	(1)		36,861

(1)  The impact of potentially dilutive securities for the three months ended March 31, 2016 for Historical HWAY was not considered because the effect would be anti-dilutive in the period.

HEALTHWAYS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Year Ended December 31, 2015
	Historical HWAY		Sale of TPHS Business	Pro Forma HWAY Combined
Revenues	$770,598		$(318,506)	$452,092
Cost of Services (exclusive of depreciation & amortization included below)	635,909		(317,849)	318,060
Selling, general and administrative expenses	68,142		(32,596)	35,546
Depreciation and amortization	49,855		(42,986)	6,869
Restructuring and related charges	15,097		(14,395)	702
Gain on sale of business	(1,873)		1,873	-

Operating income	3,468		87,447	90,915
Interest expense	18,328		(332)	17,996
Equity in loss from joint ventures	(20,229)		20,229	-

Operating (loss) income before income taxes	(35,089)		108,008	72,919
Income tax (benefit) expense	(3,771)		33,056	29,285

Net (loss) income	(31,318)		74,952	43,634
Less: net loss attributable to non-controlling interest	(371)		371	-
Net (loss) income attributable to Healthways, Inc.	$(30,947)		$74,581	$43,634

Earnings per share from continuing operations:
Basic (loss) earnings per share	$(0.86)			$1.22
Diluted (loss) earnings per share	$(0.86	)(1)		$1.18

Weighted-average number of common shares outstanding:
Basic	35,832			35,832
Diluted	35,832	(1)		36,928

(1)  The impact of potentially dilutive securities for the year ended December 31, 2015 for Historical HWAY was not considered because the effect would be anti-dilutive in the period.

HEALTHWAYS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Year Ended December 31, 2014
	Historical HWAY		Sale of TPHS Business	Pro Forma HWAY Combined
Revenues	$742,183		$(336,920)	$405,263
Cost of services (exclusive of depreciation & amortization included below)	597,643		(325,243)	272,400
Selling, general and administrative expenses	65,377		(33,302)	32,075
Depreciation and amortization	53,378		(46,343)	7,035
Legal settlement charges	17,715		(11,805)	5,910

Operating income (loss)	8,070		79,773	87,843
Interest expense	17,581		(1,082)	16,499
Equity in loss from joint ventures	637		(637)	-

Operating (loss) income before income taxes	(10,148)		81,492	71,344
Income tax (benefit) expense	(4,587)		32,521	27,934

Net (loss) income	(5,561)		48,971	43,410
Less: net income attributable to non-controlling interest	-		-	-
Net (loss) income attributable to Healthways, Inc.	$(5,561)		$48,971	$43,410

Earnings per share from continuing operations:
Basic (loss) earnings per share	$(0.16)			$1.23
Diluted (loss) earnings per share	$(0.16	)(1)		$1.19

Weighted-average number of common shares outstanding:
Basic	35,302			35,302
Diluted	35,302	(1)		36,346

(1)  The impact of potentially dilutive securities for the year ended December 31, 2014 for Historical HWAY was not considered because the effect would be anti-dilutive in the period.

HEALTHWAYS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Year Ended December 31, 2013
	Historical HWAY		Sale of TPHS Business	Pro Forma HWAY Combined
Revenues	$663,285		$(303,851)	$359,434
Cost of Services (exclusive of depreciation & amortization included below)	547,387		(299,075)	248,312
Selling, general and administrative expenses	61,205		(31,621)	29,584
Depreciation and amortization	52,791		(46,388)	6,403

Operating income	1,902		73,233	75,135
Interest expense	16,079		(331)	15,748

Operating (loss) income before income taxes	(14,177)		73,564	59,387
Income tax (benefit) expense	(5,636)		29,732	24,096

Net (loss) income	(8,541)		43,832	35,291
Less: net income attributable to non-controlling interest	-		-	-
Net (loss) income attributable to Healthways, Inc.	$(8,541)		$43,832	$35,291

Earnings per share from continuing operations:
Basic (loss) earnings per share	$(0.25)			$1.02
Diluted (loss) earnings per share	$(0.25	)(1)		$1.00

Weighted-average number of common shares outstanding:
Basic	34,489			34,489
Diluted	34,489	(1)		35,237

(1)  The impact of potentially dilutive securities for the year ended December 31, 2013 for Historical HWAY was not considered because the effect would be anti-dilutive in the period.

HEALTHWAYS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

ASSETS

	March 31, 2016
	Historical HWAY	Sale of TPHS Business (a)		Pro Forma Adjustments (f) (g)	Notes	Pro Forma HWAY Combined
Current assets:
Cash and cash equivalents	$3,094	$(2,225)				$869
Accounts receivable, net	101,233	(46,002)				55,231
Prepaid expenses	10,057	(4,804)				5,253
Other current assets	4,314	(2,418)		1,287	(b)	3,183
Income taxes receivable	1,293	(961)				332
Total current assets	119,991	(56,410)		1,287		64,868

Property and equipment
Leasehold improvements	37,627	(9,953)				27,674
Computer equipment and related software	317,918	(284,259)				33,659
Furniture and office equipment	19,812	(6,290)				13,522
Capital projects in process	16,939	(15,007)				1,932
	392,296	(315,509)				76,787
Less accumulated depreciation	(242,546)	187,052				(55,494)
	149,750	(128,457	) (h)			21,293

Other assets	17,255	(11,185	) (h)			6,070
Intangible assets, net	60,480	(31,084	) (h)			29,396
Goodwill, net	336,974	-				336,974
	$684,450	$(227,136)		$1,287		$458,601

HEALTHWAYS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2016
	Historical HWAY	Sale of TPHS Business (a)	Pro Forma Adjustments (f) (g)	Notes	Pro Forma HWAY Combined
Current liabilities:
Accounts payable	$44,703	$(19,747)			$24,956
Accrued salaries and benefits	21,268	(14,650)	$14,650	(c)	21,268
Accrued liabilities	47,695	(15,469)	2,156	(i)	34,382
Deferred revenue	6,810	(6,230)			580
Contract billings in excess of earned revenue	13,967	(13,677)			290
Current portion of long-term debt	23,007	-			23,007
Current portion of long-term liabilities	6,722	-			6,722
Total current liabilities	164,172	(69,773)	16,806		111,205
					-
Long-term debt	206,386	-	25,000	(d)	231,386
Long-term deferred tax liability	16,328	-			16,328
Other long-term liabilities	28,192	-			28,192

Stockholders' equity:
Preferred stock $.001 par value	-	-			-
Common stock, $.001 par value	36	-			36
Additional paid-in capital	304,121	1,086			305,207
Retained earnings (deficit)	(4,550)	-	(197,882)	(e)	(202,432)
Treasury stock, at cost	(28,182)	-			(28,182)
Accumulated other comprehensive loss	(3,139)	-			(3,139)
Total Healthways, Inc. stockholders' equity	268,286	1,086	(197,882)		71,490
Non-controlling interest	1,086	(1,086)	-		-
Total stockholders' equity	269,372	-	(197,882)		71,490

Total liabilities and stockholders' equity	$684,450	$(69,773)	$(156,076)		$458,601

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

a	These adjustments reflect the elimination of the assets and liabilities of the TPHS Business.

b	This adjustment represents the estimated settlement amount for positive net working capital transferred with the divested business.

c	This adjustment reflects the Company's retention of salary and benefits liabilities otherwise part of the TPHS Business.

d
This adjustment reflects the incremental borrowing from the Company's revolving credit facility to fund the $25.0 million cash payment made by the Company to Sharecare in accordance with the Purchase Agreement.

e	This adjustment reflects the impact to retained earnings of the pro forma adjustments reflected within the Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016.

f	No tax impact is reflected as any tax expense or benefit would be offset by the corresponding change in the valuation allowance for deferred tax assets.

g
Upon the completion of the sale of the TPHS Business, Sharecare delivered to the Company an Adjustable Convertible Equity Right (the "ACER") with an initial face value of $30.0 million. The purchase agreement provides for post-closing adjustments based on negative cash flows of the TPHS Business during the year following the closing in excess of $25.0 million (which may result in a reduction in the face amount of the ACER up to a maximum reduction of $20.0 million). Management is currently working to determine the value of the ACER. Therefore, no pro forma adjustment is reflected within the Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016.

h
In connection with the sale of the TPHS Business, a loss will be recognized based on the fair value less cost to sell. We estimated the fair value of the disposal group using a market participant approach, which considered our preliminary estimate of the purchase price for the sale of TPHS.  This resulted in writing down the long lived (non-current) assets of the TPHS Business to zero as they are fully impaired.

i
This adjustment represents the transaction costs incurred through June 30, 2016 related to the sale of the TPHS Business. We expect to incur between $35 million and $45 million in additional charges, which includes the $25.0 million payment to Sharecare that we made at the closing of the transaction in accordance with the terms of the Purchase Agreement as well as non-cash share-based compensation modification and acceleration costs, incremental advisory fees and severance associated with the transaction. The actual loss will be reflected in the historical income statement to be included in our Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.